UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 9, 2026

Date of report (Date of earliest event reported)

Thunder Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41424	87-4620515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 W 9th St #848, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(909) 214-2482

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001	AIEV	OTCQB® Venture Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On April 9, 2026, Thunder Power Holdings, Inc. (the “Company”) issued an aggregate of 31,872,768 shares of its common stock, par value $0.0001 per share (the “Shares”), to six eligible shareholders of Electric Power Technology Limited, a Taiwan corporation (“Electric Power Technology”), in exchange for an aggregate of 26,783,838 ordinary shares of Electric Power Technology, pursuant to the Share Exchange Agreement, dated December 19, 2024, as amended. The Shares represented approximately 31.07% of the Company’s total issued and outstanding common stock as of the transaction closing date. The Shares were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Shares were issued as restricted securities for the purpose of the Securities Act and bear restrictive legends to that effect.

Item 7.01 Regulation FD Disclosure.

On April 9, 2026, the Company issued a press release announcing the completion its share exchange transaction with certain shareholders of Electric Power Technology.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 13, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER POWER HOLDINGS, INC.

Date: April 14, 2026	By:	/s/ Christopher Nicoll
Christopher Nicoll
Chief Executive Officer

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